Exhibit 10.6

Catalyst Partners Acquisition Corp.

20 University Road

Cambridge, MA 02138

February 26, 2021

CAT Sponsor LLC

20 University Road

Cambridge, MA 02138

Catalyst Partners Foundation

20 University Road

Cambridge, MA 02138

RE: Securities Subscription Agreement

Ladies and Gentlemen:

We are pleased to accept the offer (i) CAT Sponsor LLC (the “Sponsor”) has made to subscribe for and purchase 12,420,000 shares (the “Sponsor Shares”) of Class B ordinary shares, $0.0001 par value per share (the “Class B Ordinary Shares” and, together with all other classes of Company (as defined below) share, the “Ordinary Shares”), up to 1,620,000 Sponsor Shares of which are subject to complete or partial forfeiture by the Sponsor if the underwriters of the initial public offering (“IPO”) of Catalyst Partners Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company (the “Company”), do not fully exercise their over-allotment option (the “Over-allotment Option”), and (ii) Catalyst Partners Foundation (the “Foundation”) has made to purchase 1,380,000 shares of Class B Ordinary Shares (the “Foundation Shares” and together with the Sponsor Shares, the “Shares”), up to 180,000 Foundation Shares of which are subject to complete or partial forfeiture by the Foundation if the underwriters of the IPO of the Company do not fully exercise their Over-allotment Option. Each of the Sponsor and the Foundation is referred to herein as a “Subscriber” or “you.” The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.  Purchase of Shares.

1.1. Subscription and Purchase of Shares. For the sum of $22,500 which the Company acknowledges receiving in cash, the Company hereby sells and issues the Sponsor Shares to the Sponsor, and the Sponsor hereby purchases the Sponsor Shares from the Company, subject to the forfeiture provisions of Section 3 below, on the terms and subject to the conditions set forth in this Agreement. For the sum of $2,500, which the Company acknowledges receiving in cash, the Company hereby sells and issues the Foundation Shares to the Foundation, and the Foundation hereby purchases the Foundation Shares from the Company, subject to the forfeiture provisions of Section 3 below, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

1.2.  Surrender of Class B Ordinary Share. Upon the issue of the Shares, the Sponsor hereby surrenders to the Company for no consideration the one Class B ordinary share held by the Sponsor following the incorporation of the Company.

2.  Representations, Warranties and Agreements.

 2.1  Subscribers’ Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscribers, each Subscriber hereby represents and warrants to the Company and agrees with the Company (individually and not with respect to the other Subscriber) as follows:

2.1.1.  No Government Recommendation or Approval. Each Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2.  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by each Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the applicable Subscriber, (ii) any agreement, indenture or instrument to which the applicable Subscriber is a party, (iii) any law, statute, rule or regulation to which the applicable Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the applicable Subscriber is subject.

2.1.3.  Organization and Authority. The Sponsor is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. The Foundation is a Delaware nonprofit nonstock corporation, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of each Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.  Experience, Financial Capability and Suitability. Each Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the applicable Shares and (ii) able to bear the economic risk of its investment in the applicable Shares for an indefinite period of time because such Shares have not been registered under the Securities Act (as defined below) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Each Subscriber must bear the economic risk of this investment until the applicable Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. Each Subscriber is able to bear the economic risks of an investment in the applicable Shares and to afford a complete loss of such Subscriber’s investment in the applicable Shares.

2.1.5.  Access to Information; Independent Investigation. Prior to the execution of this Agreement, each Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, each Subscriber has relied solely on such Subscriber’s own knowledge and understanding of the Company and its business based upon such Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Each Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and such Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6.  Regulation D Offering. Each Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7.  Investment Purposes. Each Subscriber is purchasing the applicable Shares solely for investment purposes, for such Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Each Subscriber did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8.  Restrictions on Transfer; Shell Company. Each Subscriber understands the applicable Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act.  Each Subscriber understands the applicable Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and each Subscriber understands that any certificate representing the applicable Shares will contain a legend in respect of such restrictions. If in the future any Subscriber decides to offer, resell, pledge or otherwise transfer the applicable Shares, such Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 5.1 hereof. Each Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, each Subscriber agrees not to resell any Shares. Each Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to such Subscriber for the resale of the Shares until one year following consummation of the initial partnering transaction of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9.  No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of each Subscriber in connection with the transactions contemplated by this Agreement.

 2.2  Company’s Representations, Warranties and Agreements. To induce the Subscribers to subscribe for and purchase the Shares, the Company hereby represents and warrants to the Subscribers and agrees with the Subscribers as follows:

2.2.1  Organization and Corporate Power. The Company is a blank check company incorporated as a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2.  No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3.  Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof each Subscriber will have or receive good title to the applicable Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the applicable Shares may be subject which have been notified to the relevant Subscriber in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the relevant Subscriber.

2.2.4.  No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

3.  Forfeiture of Shares.

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, (i) the Sponsor acknowledges and agrees that it shall forfeit any and all rights to such number of Sponsor Shares (up to an aggregate of 1,620,000 Sponsor Shares and pro rata based upon the percentage of the Over-allotment Option exercised) and (ii) the Foundation acknowledges and agrees that it shall forfeit any and all rights to such number of Foundation Shares (up to an aggregate of 180,000 Foundation Shares and pro rata based upon the percentage of the Over-allotment Option exercised).

3.2.  Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the relevant Subscriber (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.

4.  Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares subscribed for and purchased pursuant to this Agreement, the relevant Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial partnering transaction. For purposes of clarity, in the event any Subscriber purchases shares of Ordinary Shares in the IPO or in the aftermarket, any additional shares of Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will any Subscriber have the right to redeem any Shares for funds held in the Trust Account upon the successful completion of an initial partnering transaction by the Company.

5.  Restrictions on Transfer.

5.1.  Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between the Subscribers and the Company, each Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2   Lock-up.  Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3  Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

5.4.  Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of a special dividend payable in a form other than shares of Ordinary Shares, a spin-off, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Shares subject to this Section 5 and Section 3.

5.5  Registration Rights. Each Subscriber acknowledges that the applicable Shares are being subscribed for and purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration and stockholder rights agreement to be entered into with the Company prior to the closing of the IPO.

6.  Other Agreements.

6.1.  Further Assurances. Each Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.  Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3.  Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between the Subscribers and the Company, substantially in the form to be filed as an exhibit to a registration statement, embodies the entire agreement and understanding between the Subscribers and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4.  Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5.  Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6.  Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7.  Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8.  Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9.  Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10.  No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11.  Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12.  No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13.  Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14.  Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15.  Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscribers and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.  Voting and Tender of Shares. Each Subscriber agrees to vote the applicable Shares in favor of an initial partnering transaction that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption or repurchase with respect to such Shares. Additionally, each Subscriber agrees not to tender any Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial partnering transaction negotiated by the Company.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

CATALYST PARTNERS ACQUISITION CORP.

By:	/s/ Evan Sotiriou
Name:	Evan Sotiriou
Title:	Chief Operating Officer

Accepted and agreed this 26th day of February 2021

CAT SPONSOR LLC

By:	/s/ Evan Sotiriou
Name:	Evan Sotiriou
Title:	Chief Operating Officer

CATALYST PARTNERS FOUNDATION

By:	/s/ James I. Cash
Name:	James I. Cash
Title:	Director

[Signature Page to Securities Subscription Agreement]